                                                                       Exhibit A

    AGREEMENT REGARDING THE JOINT FILING OF AMENDMENT NO. 2 SCHEDULE 13D

The undersigned hereby agree as follows:

      (1)   Each of them is individually eligible to use Amendment No. 2 the
            Schedule 13D to which this Exhibit is attached, and such Amendment No. 2 to Schedule 13D is filed on behalf of each of them; and

      (2) Each of them is responsible for the timely filing of such Amendment No. 2 to Schedule 13D and any amendments thereto, and for the completeness and accuracy of such information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making this filing, unless such person knows or has reason to believe that such information is inaccurate.

Dated: December 28, 2004


                                    BERKSHIRE FUND V, LIMITED PARTNERSHIP
                                    By:  Fifth Berkshire Associates LLC,
                                         its General Partner


                                    BERKSHIRE FUND VI, LIMITED PARTNERSHIP
                                    By:  Sixth Berkshire Associates LLC,
                                         its General Partner


                                    BERKSHIRE INVESTORS LLC


                                    BERKSHIRE PARTNERS LLC




                                    By:  /s/Robert J. Small
                                         -------------------------------
                                         Name:      Robert J. Small
                                         Title:     Managing Director
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                                    GREENBRIAR EQUITY FUND, L.P.
                                    By: Greenbriar Equity Capital, L.P.,
                                        its general partner
                                    By: Greenbriar Holdings LLC, its
                                        general partner


                                    GREENBRIAR CO-INVESTMENT PARTNERS, L.P.
                                    By: Greenbriar Holdings LLC, its
                                        general partner


                                    GREENBRIAR EQUITY GROUP LLC



                                    By:  /s/ Joel S. Beckman
                                         -------------------------------------
                                         Name:     Joel S. Beckman
                                         Title:    Managing Member